EXHIBIT 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with Amendment No. 1 to the quarterly report of NaturalNano, Inc. (the "Company") on Form 10-QSB/A for the period ended June 30, 2006, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Kathleen A. Browne, Chief Financial Officer of the Company, certify to the best of my knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: October 20, 2006

By: /s/ Kathleen A. Browne
-----------------------------------------
Name: Kathleen A. Browne
Title: Chief Financial Officer